Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectuses and Statements of Additional Information constituting parts of this Post-Effective Amendment No. 50 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated December 17, 1997, relating to the financial statements and financial highlights of Vista American Value Fund, Vista Balanced Fund, Vista Bond Fund, Vista Capital Growth Fund, Vista Equity Income Fund, Vista Growth and Income Fund, Vista Large Cap Equity Fund, Vista Short Term Bond Fund, Vista Small Cap Equity Fund, Vista Small Cap Opportunities Fund, Vista U.S. Government Securities Fund, Vista U.S. Treasury Income Fund, Vista European Fund, Vista International Equity Fund, Vista Japan Fund and Vista Southeast Asian Fund appearing in the October 31, 1997 Annual Reports to Shareholders of Mutual Fund Group ("Annual Reports"), and of our reports dated December 17, 1997, relating to the financial statements of Capital Growth Portfolio, Growth and Income Portfolio and International Equity Portfolio appearing in the Annual Reports, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses and under the heading "Independent Accountants" in the Statements of Additional Information.



PRICE WATERHOUSE LLP
1177 Avenue of the Americas
New York, New York 10036
February 24, 1998